UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 13, 2020

Marriott Vacations Worldwide Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35219	45-2598330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6649 Westwood Blvd. Orlando FL	32821
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (407) 206-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	VAC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture and Notes

On May 13, 2020, Marriott Ownership Resorts, Inc. (the “Issuer”), a wholly owned subsidiary of Marriott Vacations Worldwide Corporation (“MVW”), entered into an Indenture (the “Indenture”), by and among the Issuer, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent, in connection with the issuance and sale by the Issuer to BofA Securities Inc., as the representative of the several initial purchasers (the “Initial Purchasers”), and the other Initial Purchasers of $500 million aggregate principal amount of the Issuer’s 6.125% Senior Secured Notes due 2025 (the “Notes”). The Issuer intends to use the net proceeds from the Notes for general corporate purposes, including for the payment of fees and expenses related to the offering.

The Notes bear interest at a rate of 6.125% per year, payable in cash semi-annually in arrears on May 15 and November 15 of each year, commencing on November 15, 2020. The Notes will mature on September 15, 2025.

The Notes are guaranteed (the “guarantees”) on a senior secured basis by MVW and by each of MVW’s subsidiaries (other than receivables subsidiaries or foreign subsidiaries) that is or becomes a borrower or a guarantor under a credit facility or other capital markets debt securities of the Issuer or any guarantor of the Notes (the “guarantors”). The Notes and the guarantees are secured by first-priority liens on substantially all of the assets of the Issuer and the guarantors, in each case, subject to permitted liens and certain exceptions (the “Collateral”). The first-priority liens on the Collateral securing the Notes and the guarantees will be shared ratably with obligations under the Corporate Credit Facility (as defined below) and any future pari passu lien obligations of the Issuer and the guarantors with respect to the Collateral. The Notes and the guarantees rank (i) equally in right of payment with all of the Issuer’s and the guarantors’ existing and future senior indebtedness, including borrowings under the Corporate Credit Facility, the Issuer’s existing unsecured senior notes and, with respect to MVW only, the convertible notes issued by MVW; and (ii) senior in right of payment to any existing and future subordinated indebtedness of the Issuer and the guarantors. The Notes and the guarantees are (i) effectively equal in right of payment to all of the Issuer’s and the guarantors’ existing and future obligations under the Corporate Credit Facility and any future pari passu lien obligations of the Issuer and the guarantors with respect to the Collateral; (ii) effectively senior in right of payment to any existing and future unsecured indebtedness of the Issuer and the guarantors, including the Issuer’s existing unsecured notes and, with respect to MVW only, the convertible notes issued by MVW, to the extent of the value of the Collateral; (iii) effectively subordinated to any existing and future indebtedness of the Issuer and the guarantors that is secured by liens on assets that do not constitute part of the Collateral, to the extent of the value of such assets; and (iv) structurally subordinated to any existing and future indebtedness and other obligations of any of MVW’s subsidiaries that do not guarantee the Notes. “Corporate Credit Facility” means MVW’s corporate credit facility consisting of a $900 million term loan facility which matures on August 31, 2025, and the revolving credit facility with a borrowing capacity of $600 million that terminates on August 31, 2023 (the “Revolving Credit Facility”).

Prior to May 15, 2022, the Issuer may, at its option, redeem the Notes, in whole or in part, at a price equal to 100% of the principal amount, plus a “make-whole” premium, plus accrued and unpaid interest, if any, on the Notes redeemed to, but not including, the date of redemption. Additionally, prior to May 15, 2022, the Issuer may, at its option, redeem up to 40% of the original aggregate principal amount of the Notes with the net proceeds of certain equity offerings at a redemption price equal to 106.125% of the principal amount of the Notes, together with accrued and unpaid interest, if any, on the Notes redeemed to, but not including, the date of redemption. On or after May 15, 2022, the Issuer may, at its option, redeem the Notes, in whole or in part, at the redemption prices (expressed as a percentage of the principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to, but not including, the applicable redemption date if redeemed during the twelve-month period commencing on May 15 of the years indicated below:

Year	Price
2022	103.063%
2023	101.531%
2024 and thereafter	100.000%

If MVW experiences a “Change of Control” (as defined in the Indenture) or sells certain of its assets, MVW will be required to repurchase the Notes at the prices set forth in the Indenture, subject to certain conditions.

The Indenture contains certain covenants, which among other things, limit the ability of MVW and its restricted subsidiaries to (i) incur additional indebtedness; (ii) pay dividends or make other restricted payments; (iii) make loans and investments; (iv) incur liens; (v) sell assets; (vi) enter into affiliate transactions; (vii) enter into certain sale and leaseback transactions; (viii) enter into agreements restricting MVW’s subsidiaries’ ability to pay dividends; and (ix) merge, consolidate or amalgamate or sell all or substantially all of its property. These covenants are subject to a number of important exceptions and qualifications. The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest, failure to comply with other covenants or agreements in the Notes or the Indenture, failure to pay certain other indebtedness, failure to pay certain final judgments, failure of certain guarantees to be enforceable and certain events of bankruptcy or insolvency. These events of default are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture.

The offer and sale of the Notes and the related guarantees were made in the United States only to persons reasonably believed to be qualified institutional buyers pursuant to an exemption from registration provided by Rule 144A promulgated under the Securities Act and outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

Waiver to Corporate Credit Facility

On May 14, 2020, MVW, the Issuer, as borrower, and the lenders holding a majority of commitments under the Revolving Credit Facility, entered into a waiver (the “Waiver”) to the Credit Agreement dated as of August 31, 2018 (as amended by Amendment No.1, dated as of December 3, 2019), by and among MVW, the Issuer, the lenders and other parties thereto and JPMorgan Chase Bank, N.A., as administrative agent.

The Waiver will, among other things, suspend the requirement to comply with the quarterly maximum consolidated first lien net leverage ratio test that is applicable solely to the Revolving Credit Facility for up to four quarters, commencing with the fiscal quarter ending June 30, 2020. For such time as the quarterly maximum consolidated first lien net leverage ratio test is suspended, the per annum interest rate on borrowings under the Revolving Credit Facility and the commitment fee in respect of the unutilized commitments thereunder will be adjusted to the highest level under the Corporate Credit Facility, irrespective of our credit rating. Further, during the suspension period, the Issuer, as borrower, will be required to maintain monthly minimum liquidity of at least $300 million until the later of March 31, 2021 and the end of the suspension period. In addition, during the suspension period, the Issuer, as borrower, and its restricted subsidiaries have agreed that without the consent of the lenders holding a majority of commitments under the Revolving Credit Facility, they are prohibited from making certain restricted payments and investments, prepaying junior debt and incurring certain secured indebtedness, in each case as would otherwise be permitted under the Corporate Credit Facility covenants. Once the quarterly maximum consolidated first lien net leverage ratio test is reinstated, consolidated EBITDA will be determined, subject to the terms of the Waiver, on an annualized basis for purposes of calculating the maximum consolidated first lien net leverage ratio for each of the next three applicable four quarter test periods. If conditions improve, we may elect to revert back to the existing first lien net leverage ratio test or accelerate the use of the first lien net leverage ratio test for the reinstatement period to end the suspension period earlier and revert to terms that would otherwise be applicable to the Corporate Credit Facility (including the quarterly maximum first lien net leverage ratio test).

The foregoing description of the Indenture, the Notes and the Waiver do not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indenture, the form of Note and the Waiver, copies of which are filed as Exhibits 4.1, 4.2 and 4.3 hereto, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute an offer to buy, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, and otherwise in accordance with applicable law.

Cautionary Note Regarding Forward-Looking Statements

Certain statements included in this Current Report on Form 8-K and information incorporated by reference herein, constitute “forward-looking statements” within the meaning of federal securities laws. These forward-looking statements are based on current expectations and assumptions that involve risks and uncertainties and on information available to the Company as of the date hereof. The Company cautions you that these statements are not guarantees and are subject to numerous risks and uncertainties, such as: the effects of the COVID-19 outbreak, including reduced demand for vacation ownership and exchange products and services, volatility in the international and national economy and credit markets, worker absenteeism, quarantines or other travel or health-related restrictions; the length and severity of the COVID-19 pandemic; the pace of recovery following the COVID-19 outbreak; competitive conditions; the availability of capital to finance growth, and other matters referred to under the heading “Risk Factors” contained in the Company’s most recent Annual Report on Form 10-K filed with the SEC, in Item 8.01 of the Current Report on Form 8-K filed with the SEC on May 6, 2020, and in subsequent SEC filings, any of which could cause actual results to differ materially from those expressed in or implied in this Current Report on Form 8-K. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description

4.1

Indenture, dated as of May 13, 2020, by and among Marriott Ownership Resorts, Inc., Marriott Vacations Worldwide Corporation, as guarantor, the other guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent.

4.2	Form of 6.125% Senior Secured Notes due 2025 (included as Exhibit A to Exhibit 4.1).

4.3

Waiver to Credit Agreement, dated as of May 14, 2020, by and among Marriott Vacations Worldwide Corporation, Marriott Ownership Resorts, Inc., the Revolving Credit Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(Registrant)

Dated: May 15, 2020	By:	/s/ John E. Geller, Jr.
	Name:	John E. Geller, Jr.
	Title:	Executive Vice President and Chief Financial and Administrative Officer

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